EXHIBIT 21.1

                      Subsidiaries of Company

Subsidiaries (100% owned by Parent)             State of Incorporation

FormAtion Technologies, Inc.                            Georgia

Harland dataPRINT, Inc.                                 Georgia

J. William Company                                      Georgia

Marketing Profiles, Inc.                                Florida

Scantron Corporation                                    Delaware





































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